Exhibit 99.1

Smart Online Announces Settlement of SEC Civil Complaint

RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Sept. 28, 2007—Smart Online, Inc. (OTCBB: SOLN), a leading provider of Software-as-a-Service (SaaS) applications for the small business market, today announced that it has consented to the entry of a final judgment that settles the Securities and Exchange Commission (SEC) investigation previously disclosed by Smart Online.

In concluding the settlement, Smart Online consented to the entry of a final judgment by the United States District Court for the Southern District of New York without admitting or denying the allegations of the complaint filed by the SEC. The final judgment permanently enjoins Smart Online and its officers, employees, and agents from violating the federal securities laws in connection with any future offers, purchases, and sales of securities. No fines or other monetary sanctions were levied against Smart Online.

The SEC’s investigation related to possible manipulative conduct occurring in the market for Smart Online’s stock. On September 11, 2007, Dennis Michael Nouri, Smart Online’s former President and Chief Executive Officer and member of the Board of Directors, Reeza Eric Nouri, a former manager of Smart Online, and four brokers were arrested on charges of securities fraud and conspiracy to commit fraud brought by the United States Attorney for the Southern District of New York. These individuals were also named in the SEC’s civil complaint, and the SEC’s action remains open with respect to these individuals.

David E. Colburn, Smart Online’s Interim President and Chief Executive Officer and a member of the Board of Directors, stated “I am pleased that the SEC has worked with us to settle this matter so quickly so that we can focus on our operations. We felt that the settlement, which does not impose any fine or other monetary penalty against the Company, was in our stockholders’ best interests to avoid the cost and distraction of litigation. We have provided our full cooperation to the SEC and U.S. Attorney and will continue to offer any assistance requested by them in connection with the civil and criminal complaints pending against Michael and Eric Nouri.”

About Smart Online, Inc.

Smart Online, Inc. (OTCBB: SOLN) delivers private-label, Software-as-a-Service (SaaS) applications designed to enable its corporate partners to acquire and retain small business customers. Smart Online’s applications help partners increase their recurring revenue, while aiding their small business customers to more efficiently start, manage, and grow their businesses. To learn more, please visit http://www.smartonline.com.

Smart Online and the Smart Online logo are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, the risks described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 under the headings “Changes to Internal Control Over Financing Reporting,” “Risks Associated with Our Officers, Directors, Employees and Stockholders,” “Regulatory Risks,” and “Risks Associated with the Market for Our Securities,” delays in development schedules, changes in market conditions, product announcements by other companies, Smart Online’s ability to raise capital to increase its sales and marketing budget, potential expenses related to litigation stemming from the matters described in this press release, customer perception of the value of Smart Online’s enhanced products, Smart Online’s dependence on corporate partners to market its products, and its ability to effectively manage expenses. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Reports on Form 10-Q, copies of which may be obtained on the web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.

CONTACT: Smart Online, Inc.
Thomas Furr, 919-765-5000
tfurr@smartonline.com